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EXHIBIT 10.29
                             IRREVOCABLE LETTER OF CREDIT


Loan/Letter of Credit No:  1114  96

Lender:       BankWindsor
              IDS Center
              740 Marquette Avenue
              Minneapolis, Minnesota  55402

Beneficiary:  CARLTON FINANCIAL CORP.
              7831 Glenroy Road #102
              Edina, Minnesota  55439

Customer:     Reality Interactive, Inc.
              Flying Cloud Drive, #400
              Eden Prairie, Minnesota  55344

Expiration Date:   This Letter of Credit shall expire upon the earlier of:  1.
                   the close of business on December 9, 1997 and all drafts and accompanying statements or documents must be presented to Lender on or before that time; or 2. the day that Lender honors a draw under which the full amount of this Letter of Credit is drawn.


    Lender indicated above ("Lender") hereby establishes an Irrevocable Letter of Credit in favor of Beneficiary for a sum or sums not exceeding the aggregate amount of ONE HUNDRED SIXTEEN THOUSAND EIGHT HUNDRED THIRTY-THREE AND 48/100 Dollars ($116,833.48). These funds shell be made available to Beneficiary against Lender's receipt from Beneficiary of drafts drawn at sight on Lender at its address indicated above (or such other address that Lender may provide Beneficiary with written notice of in the future) and accompanied by the signed written statements or documents indicated below.

    WARNING TO BENEFICIARY: PLEASE EXAMINE THIS LETTER OF CREDIT AT ONCE. IF YOU FEEL UNABLE TO MEET ANY OF ITS REQUIREMENTS, EITHER SINGLY OR TOGETHER, YOU SHOULD CONTACT YOUR CUSTOMER IMMEDIATELY TO SEE IF THE LETTER OF CREDIT CAN BE AMENDED. OTHERWISE. YOU WILL RISK LOSING PAYMENT UNDER THIS LETTER OF CREDIT FOR FAILURE TO COMPLY STRICTLY WITH ITS TERMS AS WRITTEN.

1.  DRAFT TERMS AND CONDITIONS

    Lender shall honor the drafts submitted by Beneficiary under the following terms and conditions:

    A STATEMENT THAT A PAYMENT DUE UNDER THE MASTER EQUIPMENT LEASE AGREEMENT DATED JANUARY 1, 1997 BETWEEN CARLTON FINANCIAL CORPORATION AND REALITY INTERACTIVE, INC. HAS NOT BEEN MADE ON THE DUE DATE AND THE DRAFT SHALL BE FOR UP TO THE TOTAL AMOUNT OF THE BALANCE DUE UNDER THE LEASE BASED UPON THE ATTACHED AMORTIZATION SCHEDULE A.

    Upon Lender's honor of such drafts and payment to the Beneficiary, Lender, once the full amount of credit available under this Letter of Credit has been drawn, shall be fully discharged of its obligations under this Letter of Credit and shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such demand for payments to Beneficiary or any other person. If a non-conforming demand is made, Lender shall notify Beneficiary of its dishonor on or before the time mentioned In Section 5 below.


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    Beneficiary shall have no recourse against Lender for any amount paid under this Letter of Credit after Lender honors any draft or other document which complies strictly with this Letter of Credit, and which on its face appears otherwise in order but which is signed, issued, or presented by any party or under the name of any party purporting to act for Beneficiary, purporting to claim through Beneficiary, or posing as Beneficiary. By paying to Beneficiary an amount demanded in accordance with this Letter of Credit, Lender makes no representation as to the correctness of the amount demanded and Lender shall not be liable to Beneficiary or any other person for or in respect to any amount so paid or disbursed for any reason whatsoever, including, without limitation, any nonapplication or misapplication by Beneficiary of the proceeds of such payment. By presenting upon Lender or a confirming bank, Beneficiary certifies that Beneficiary has not and will not present upon the other, unless and until Beneficiary meets with dishonor. Beneficiary promises to return to Lender and confirmer any funds received by Beneficiary in excess of the Letter of Credit's maximum drawing amount.

2.  USE RESTRICTIONS

    All drafts must be marked "DRAWN UNDER BANK WINDSOR IRREVOCABLE LETTER OF CREDIT NO. 1114 96 DATED DECEMBER 9, 1996", and the amount of each draft shall be marked on the draft. Only Beneficiary or Beneficiary's Transferee (only if transferable) may complete a draft and accompanying statements or documents required by this Letter of Credit and make a draw under this Letter of Credit. This original Letter of Credit must accompany any draft drawn hereunder.

    Partial draws are permitted under this Letter of Credit. Lender's honor of a partial draw shall correspondingly reduce the amount of credit available under this Letter of Credit. Following a partial draw, Lender shall return this original Letter of Credit to Beneficiary with the partial draw noted thereon;
in the alternative, and in its sole discretion, Lender may issue a substitute Letter of Credit to Beneficiary in the amount shown above less any partial draw(s).

3.  PERMITTED TRANSFEREES

    The right to draw under this Letter of Credit shall be nontransferable, except for:

    A. A transfer by direct operation of law to the original Beneficiary's administrator, executor, bankruptcy trustee, receiver, liquidator, successor, or other representatives at law; and

    B. The first immediate transfer by such legal representative to a third party after express approval of a governmental body (judicial, administrative, or executive).

4.       TRANSFEREE'S REQUIRED DOCUMENTS

    When the presenter is a permitted Transferee under paragraph 3 above. the documents required for a draw shall include:

    A. All documents required elsewhere in this Letter of Credit, except that such documents may be in the name of either the original Beneficiary or the presenter permitted by paragraph 3; and

    B. When the presenter is a permitted Transferee under paragraph 3. A or a third party under 3.B, a certified copy of the one or more documents which show the presenter's authority to claim through or to act with authority for the original Beneficiary.

5.       TIMING OF DISHONOR

    Under no circumstances shall Lender be precluded from relying upon any reason for dishonor given in a communication which Beneficiary or the presenter receives within three (3) banking days after Lender has

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received the last document forming part of Beneficiary's presentment (the
"Three-Day Period"). Lender shall be entitled to rely upon any such reason without regard to either (i) the timing of any presentment made before the Expiration Date, or (ii) the timing inside the Three-Day Period of any preliminary communication(s) from Lender concerning the dishonor decision itself or any reason for dishonor. For any such reason so given during the Three-Day Period, Lender shall be conclusively deemed to have met the "reasonable time", "without delay", and other timing requirements as the UCP (as hereafter defined) and U.C.C. may impose. The Expiration Date shall not be extended to accommodate a presentment made with less than three (3) banking days to go before the Expiration Date, and Beneficiary shall not be entitled to submit a draw request or provide Lender with any documents in support of a draw after the Expiration Date hereof. Nor shall Lender ever be required to communicate a dishonor decision or its reasons within a time less than the Three-Day Period.

6.       COMPLIANCE BURDEN

    Under no circumstances shall Lender be held responsible for any impossibility or other difficulty in achieving strict compliance with the requirements of this Letter of Credit precisely as written. Beneficiary understands and acknowledges: (i) that unless and until the present wording of this Letter of Credit is amended with Lender's prior written consent, the burden of complying strictly with such wording remains solely upon Beneficiary; and (ii) that Lender is relying upon the lack of such amendment as constituting Beneficiary's initial and continued approval of such wording.

7.   NON-SEVERABILITY

    If any aspect of this Letter of Credit is ever declared unenforceable for any reason by any court or governmental body having jurisdiction, Lender's entire engagement under this Letter of Credit shall he deemed null and void ab initio, and both Lender and Beneficiary shall be restored to the position each would have occupied with all rights available as though this Letter of Credit had never occurred. This non-severability provision shall override all other provisions in this Letter of Credit, no matter where such provision appears within the Letter's body.

8.  CHOICE OF LAW/JURISDICTION

    The International Chamber of Commerce Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500 (the "UCP") shall in all respects be deemed a part hereof as fully as if incorporated herein and shall apply to this Letter of Credit. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, United States of America, except to the extent such laws are inconsistent with the UCP.
Lender and Beneficiary consent to the jurisdiction and venue of any court located in the State of Minnesota in the event of any legal proceeding under this Letter of Credit.

9.  EXPIRY

    Lender hereby agrees with Beneficiary that drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored if presented to the Lender on or before the Expiration Date.


Dated:   DECEMBER 9, 1996

LENDER:   BANK  WINDSOR

BY: /S/  KEVIN R. HOWK
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TITLE:   ASSISTANT VICE PRESIDENT
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